                                                                      Exhibit 11




             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                             DYERSBURG CORPORATION


                                                                  Fiscal Year Ended
                                                  -------------------------------------------------
                                                  September 28,      September 30        October 1,
                                                     1996               1995                1994
                                                  -------------------------------------------------
                                                        (in thousands, except per share data)
PRIMARY
Average shares outstanding                          13,643               14,196             14,010
                                                   ===============================================
Income before extraordinary item                   $ 8,400              $ 6,560            $10,348
Extraordinary item                                     ---                  ---                ---
                                                   -----------------------------------------------
Net income                                         $ 8,400              $ 6,560            $10,348
                                                   ===============================================


PER SHARE AMOUNTS:
Income before extraordinary item                   $  0.62              $  0.46            $  0.74
Extraordinary item                                     ---                  ---                ---
                                                   -----------------------------------------------
Net income                                         $  0.62              $  0.46            $  0.74
                                                   ===============================================


FULLY DILUTED:
Average shares outstanding                          13,794               14,196             14.010
                                                   ===============================================
Income before extraordinary item                   $ 8,400              $ 6,560            $10,348
Extraordinary item                                     ---                  ---                ---
                                                   -----------------------------------------------
Net income                                         $ 8,400              $ 6,560            $10,348
                                                   ===============================================


PER SHARE AMOUNTS:
Income before extraordinary item                   $  0.61              $  0.46            $  0.74
Extraordinary item                                     ---                  ---                ---
                                                   -----------------------------------------------
Net income                                         $  0.61              $  0.46            $  0.74
                                                   ===============================================